Colony Capital

March 1, 2019

CORPORATE OVERVIEW AND SUPPLEMENTAL FINANCIAL REPORT

FOURTH QUARTER 2018

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.

Factors that might cause such a difference include, without limitation, our ability to achieve anticipated compensation and administrative cost savings pursuant to our corporate restructuring and reorganization plan, in the timeframe expected or at all, the impact of changes to Colony Capital’s management, employee and organizational structure, Colony Capital’s liquidity, including its ability to complete sales of non-core investments, whether Colony Capital will be able to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes, the timing of and ability to deploy available capital, the Company’s financial flexibility, including borrowing capacity under its revolving credit facility, Colony Capital's ability to grow its third-party investment management business, the timing and pace of growth in the Company's industrial platform, including the ability to acquire more bulk industrial buildings and add more third-party capital to the bulk industrial strategy, the performance of the Company's investment in Colony Credit Real Estate, Inc., Colony Capital’s ability to maintain or create future permanent capital vehicles under its management, whether the Company will realize any anticipated benefits from the Digital Bridge partnership, the timing of and ability to complete additional repurchases of Colony Capital’s stock, Colony Capital’s ability to maintain inclusion and relative performance on the RMZ, Colony Capital’s leverage, including the ability to reduce debt and the timing and amount of borrowings under its credit facility, the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all, increased interest rates and operating costs, whether NorthStar Realty Europe Corp. (“NRE”) will complete a sale of its company or internalize in the timeframe anticipated or at all, including the impact of any such transaction on the Company’s investment in, and management agreement with, NRE, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and other managed companies, adverse economic or real estate developments in Colony Capital’s markets, Colony Capital’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the U.S. Securities and Exchange Commission (“SEC”).

Statements regarding the following subjects, among others, may constitute forward-looking statements: the market, economic and environmental conditions in the Company’s real estate investment sectors; the Company’s business and investment strategy; the Company’s ability to dispose of its real estate investments; the performance of the real estate in which the Company owns an interest; market trends in the Company’s industry, interest rates, real estate values, the debt securities markets or the general economy; actions, initiatives and policies of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies; the state of the U.S. and global economy generally or in specific geographic regions; the Company’s ability to obtain and maintain financing arrangements, including securitizations; the amount and value of commercial mortgage loans requiring refinancing in future periods; the availability of attractive investment opportunities; the general volatility of the securities markets in which the Company participates; changes in the value of the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; the Company’s ability to maintain its qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended.

All forward-looking statements reflect Colony Capital’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in Colony Capital’s reports filed from time to time with the SEC. Colony Capital cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. Colony Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and Colony Capital does not intend to do so.

This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. Colony Capital has not independently verified such statistics or data.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of Colony Capital. This information is not intended to be indicative of future results. Actual performance of Colony Capital may vary materially.

The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including; funds from operations, or FFO; core funds from operations, or Core FFO; net operating income (“NOI”); earnings before interest, tax, depreciation and amortization (“EBITDA”); and pro rata financial information.

FFO: The Company calculates funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.

Core FFO: The Company computes core funds from operations (“Core FFO”) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) gains and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment; (iii) equity-based compensation expense; (iv) effects of straight-line rent revenue and expense; (v) amortization of acquired above- and below-market lease values; (vi) amortization of deferred financing costs and debt premiums and discounts; (vii) unrealized fair value gains or losses and foreign currency remeasurements; (viii) acquisition and merger related transaction costs; (ix) merger integration and restructuring costs; (x) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (xi) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (xii) non-real estate depreciation and amortization; (xiii) change in fair value of contingent consideration; and (xiv) tax effect on certain of the foregoing adjustments. Beginning with the first quarter of 2018, the Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) and NorthStar Realty Europe (NYSE: NRE) represented its percentage interest multiplied by CLNC’s Core Earnings and NRE’s Cash Available for Distribution (“CAD”), respectively. CLNC’s Core Earnings reflect adjustments to GAAP net income to exclude impairment of real estate and provision for loan losses. Such impairment and provision for loan losses may ultimately be realized, in part or in full, upon a sale or monetization of the related asset or loan and such realized loss would be reflected in CLNC’s Core Earnings and, as a result, the Company’s Core FFO. Refer to CLNC’s and NRE's respective filings with the SEC for the definition and calculation of Core Earnings and CAD.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.

Colony Capital | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

NOI and EBITDA: The Company believes that NOI and EBITDA are useful measures of operating performance of its respective real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI also reflects actual rents received during the period after adjusting for the effects of straight-line rents and amortization of above- and below- market leases; therefore, a comparison of NOI across periods better reflects the trend in occupancy rates and rental rates of the Company’s properties.

NOI and EBITDA exclude historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjust for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. This allows for comparability of operating performance of the Company’s properties period over period and also against the results of other equity REITs in the same sectors. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI and EBITDA provide a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI and EBITDA. NOI may fail to capture significant trends in these components of U.S. GAAP net income (loss) which further limits its usefulness.

NOI should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, the Company’s methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

Pro-rata: The Company presents pro-rata financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro-rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro-rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro-rata financial information as an analytical tool has limitations. Other equity REITs may not calculate their pro-rata information in the same methodology, and accordingly, the Company’s pro-rata information may not be comparable to such other REITs' pro-rata information. As such, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP.

Tenant/operator provided information: The information related to the Company’s tenants/operators that is provided in this presentation has been provided by, or derived from information provided by, such tenants/operators. The Company has not independently verified this information and has no reason to believe that such information is inaccurate in any material respect. The Company is providing this data for informational purposes only.

Colony Capital | Supplemental Financial Report

Note Regarding CLNY Reportable Segments / Consolidated and OP Share of Consolidated Amounts

Colony Capital holds investment interests in six reportable segments: Healthcare Real Estate; Industrial Real Estate; Hospitality Real Estate; CLNC; Other Equity and Debt; and Investment Management.

Healthcare Real Estate
As of December 31, 2018, the consolidated healthcare portfolio consisted of 413 properties: 192 senior housing properties, 108 medical office properties, 99 skilled nursing facilities and 14 hospitals. The Company’s equity interest in the consolidated Healthcare Real Estate segment was approximately 71% as of December 31, 2018. The healthcare portfolio earns rental income from our senior housing, skilled nursing facilities and hospital assets that are under net leases to single tenants/operators and from medical office buildings which are both single tenant and multi-tenant. In addition, we also earn resident fee income from senior housing properties that are managed by operators under a REIT Investment Diversification and Empowerment Act of 2007 (“RIDEA”) structure.

Industrial Real Estate
As of December 31, 2018, the consolidated industrial portfolio consisted of 400 primarily light industrial buildings totaling 48.5 million rentable square feet across 20 major U.S. markets and was 95% leased. During the fourth quarter 2018, the Company raised $56 million of new third-party capital. As a result, the Company’s equity interest in the consolidated Industrial Real Estate segment decreased to approximately 35% as of December 31, 2018 from 36% as of September 30, 2018. Total third-party capital commitments were approximately $1.5 billion compared to cumulative balance sheet contributions of $749 million as of December 31, 2018. The Company continues to own a 100% interest in the related operating platform. The Industrial Real Estate segment is composed of and primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets generally targeting multi-tenanted warehouses less than 250,000 square feet.

Hospitality Real Estate
As of December 31, 2018, the consolidated hospitality portfolio consisted of 167 properties: 97 select service properties, 66 extended stay properties and 4 full service properties. The Company’s equity interest in the consolidated Hospitality Real Estate segment was approximately 94% as of December 31, 2018. The hospitality portfolio consists primarily of premium branded select service hotels and extended stay hotels located mostly in major metropolitan markets, of which a majority are affiliated with top hotel brands. The select service hospitality portfolio referred to as the THL Hotel Portfolio, which the Company acquired through consensual transfer during the third quarter 2017, is not included in the Hospitality Real Estate segment and is included in the Other Equity and Debt segment.

Colony Credit Real Estate, Inc. (“CLNC”)
On February 1, 2018, Colony Credit Real Estate, Inc., a leading commercial real estate credit REIT, announced the completion of the combination of a select portfolio of the Company’s assets and liabilities from the Other Equity and Debt segment with NorthStar Real Estate Income Trust, Inc. (“NorthStar I”) and NorthStar Real Estate Income II, Inc. (“NorthStar II”) in an all-stock transaction. In connection with the closing, CLNC completed the listing of its Class A common stock on the New York Stock Exchange under the ticker symbol “CLNC.” The combination created a permanent capital vehicle, externally managed by the Company, with $5.5 billion in assets, at CLNC share, and $2.8 billion in book equity value as of December 31, 2018. The Company owns 48.0 million shares, or 37%, of CLNC and earns an annual base management fee of 1.5% on stockholders’ equity (as defined in the CLNC management agreement) and an incentive fee of 20% of CLNC’s Core Earnings over a 7% hurdle rate.

Other Equity and Debt
The Company owns a diversified group of strategic and non-strategic real estate and real estate-related debt and equity investments. Strategic investments include our 11% interest in NorthStar Realty Europe Corp. (NYSE: NRE) and other investments for which the Company acts as a general partner and/or manager (“GP Co-Investments”) and receives various forms of investment management economics on the related third-party capital. Non-strategic investments are composed of those investments the Company does not intend to own for the long term including other real estate equity including the THL Hotel Portfolio and the Company’s interest in Albertsons; real estate debt; net leased assets; and multiple classes of commercial real estate (“CRE”) securities.

Investment Management
The Company’s Investment Management segment includes the business and operations of managing capital on behalf of third-party investors through closed and open-end private funds, traded and non-traded real estate investment trusts and registered investment companies.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share.

Colony Capital | Supplemental Financial Report

Table of Contents

Colony Capital | Supplemental Financial Report	5

I. Corporate Overview – Introducing Colony Capital

- Colony Capital, Inc. (NYSE: CLNY) is a leading global real estate and investment management firm that primarily invests in real estate and real estate-related assets through a diversified set of products, strategies, and property types

- Global brand spans 10 countries
- Experienced and aligned senior management team
- $100Bn+ invested over 27 years in 20+ countries
- Proven acquisition platform with:
  - Global presence, but local market expertise
  - Heritage of first mover advantage
  - Proprietary access to transactions and relationships
  - Disciplined underwriting standards

AT A GLANCE

1991
Founded

10
Countries

$43Bn
Assets Under Management[1]

$18Bn
Fee Earning Equity Under Management[2]

$0.44
Annualized Dividend per Share

Notes:
(1) Represents balance sheet and third-party AUM as of December 31, 2018.
(2) As of December 31, 2018.

Colony Capital | Supplemental Financial Report	6

I. Corporate Overview – Business Overview

- Colony Capital is one of the world's largest real estate investors, owners and operators

REAL ESTATE VERTICALS: ~$14Bn Colony Balance Sheet Interest

GLOBAL HEALTHCARE

$3.9Bn PORTFOLIO [1]

Colony Interest: 71%
Senior Housing, MOB, SNFs, Hospitals

HOSPITALITY

$4.0Bn PORTFOLIO [1]

Colony Interest: 94%
Extended Stay and Premium-Branded Select Service Hotels

INDUSTRIAL

$1.2Bn PORTFOLIO [1]

Colony Interest: 35%
Critical last mile of logistics chain

CLNC and GLOBAL EQUITY & DEBT

$5.2Bn PORTFOLIO [1]

Colony Interest: Various %
Includes interests in CLNC & NRE, GP co-investments and other real estate equity & debt

INVESTMENT MANAGEMENT: ~$28Bn Third Party Assets Under Management

Institutional Funds - $10Bn

- Colony Industrial Fund
- Real Estate Credit
- Opportunistic Real Estate
- Other co-investment vehicles

Public Vehicles - $5Bn

- External manager of two NYSE listed REITs (Colony Credit Real Estate and NorthStar Realty Europe)

Retail - $3Bn

- Primarily NorthStar Healthcare Income
- Colony S2K joint venture

Affiliates (REIM) - $10Bn

- Minority interests in other real estate investment management platforms
- Primarily interests in Digital Colony and RXR Realty

Notes:
(1) Represents pro rata carrying value of assets as of December 31, 2018.

Colony Capital | Supplemental Financial Report	7

I. Corporate Overview – Healthcare Real Estate Vertical

- Diversified and scaled portfolio; balance sheet portfolio synergistic with ~$4Bn AUM Healthcare non-traded REIT managed by CLNY

Consolidated Key Stats as of 12/31/18

Property Count	413
Beds / Units	~23,300
MOB Total SF	3.8MM
4Q18 Consolidated NOI	$74MM
Sr. Housing - Operating Occupancy	86.8%
MOB Occupancy	82.3%
NNN Rent Coverage	1.5x
% of NOI - NNN	62%
CLNY Ownership	71%

Geographic Overview (% of 4Q18 NOI)

WA: 3%
OR: 5%
ID: 1%
CA 5%
UT: <1%
AZ: 1%
CO: 3%
NM: <1%
NE: <1%
KS: <1%
OK: 1%
TX: 5%
MN: 1%
MO: 1%
AR: <1%
LA: 2%
IL: 9%
IN: 9%
MI: 1%
OH: 6%
PA: 7%
MA: <1%
MD: <1%
VA: 2%
KY: <1%
TN: 2%
NC: 3%
SC:<1%
MS: <1%
AL: 1%
GA: 6%
FL: 8%
HI: <1%
UK: 13%

Sub-Sector Composition [1]

Hospital 6%
MOB 17%
RIDEA
NNN
Senior Housing 42%
SNF 35%
Approximately 49% of senior housing facilities by NOI are net leased

Revenue Mix [1,2]

Medicare 10%
Medicaid 32%
Private Pay 58%

NNN Rent Coverage [1,3]

>1.5x 22%
<1.0x 25%
1.0x-1.5x 53%

Notes:
(1) Data as of December 31, 2018 unless otherwise noted.
(2) Based on NOI for the quarter ended December 31, 2018, at CLNY share.
(3) Overall percentages are weighted by September 30, 2018 trailing twelve month NOI exposure in each category.

Colony Capital | Supplemental Financial Report	8

I. Corporate Overview – Industrial Real Estate Vertical

- Vertically integrated light industrial portfolio comprising 49MM square feet; majority third-party capital

Consolidated Key Stats as of 12/31/18

Buildings	400
Rentable SF	48.5MM
4Q18 Consolidated NOI	$51MM
Leased	94.5%
WALT (years)	3.8
4Q18 Acquisitions	None
CLNY Ownership	35%

Geographic Overview (% of 4Q18 NOI)

San Francisco: 2%
Las Vegas: 1%
Salt Lake City: 4%
Denver: 3%
Kansas City: 4%
Minneapolis 6%
Chicago 5%
St. Louis: 2%
Phoenix: 7%
Dallas: 15%
Austin: 2%
Houston: 5%
San Antonio: 1%
Atlanta: 16%
Philadelphia/ New Jersey: 9%
Baltimore: 6%
Jacksonville: 4%
Tampa: 1%
Orlando: 7%

Tenant Type [1,2]

Local 10%
Regional 12%
International 35%
National 43%

Tenant Use [1,2]

Office 1%
Retail/Showroom 1%
Other 1%
Manufacturing 20%
Distribution/ Warehouse 77%

Tenant Industry [1,2]

Other 9%
Media & Information 6%
Health & Science 7%
Professional, Scientific and Technical Services 9%
Wholesale Trade 9%
Manufacturing 18%
Warehousing & Transportation 42%

Notes:
(1) Data as of December 31, 2018 unless otherwise noted.
(2) Based on % of total leased square feet for the quarter ended December 31, 2018

Colony Capital | Supplemental Financial Report	9

I. Corporate Overview – Hospitality Real Estate Vertical

- Attractive select service portfolio with strong cash flow profile and leading operator relationships

Consolidated Key Stats as of 12/31/18

Hotels	167
Keys	~22,100
4Q18 Consolidated EBITDA	$62MM
4Q18 Occupancy	71.3%
4Q18 ADR	$126
4Q18 RevPAR	$90
4Q18 EBITDA Margin	31%
CLNY Ownership	94%

Geographic Overview (% of 4Q18 EBITDA)

WA: 4%
CA 16%
AZ: 2%
NM: 1%
CO: 2%
TX: 10%
OK: <1%
LA: 1%
IL: 1%
MI: 4%
OH: <1%
KY: 1%
TN: 2%
AL: <1%
GA: 4%
FL: 10%
NC: 5%
VA: 5%
MD: 3%
PA: 3%
NJ: 8%
NY: 4%
CT: 3%
MA: 4%
NH: 6%
ME: <1%

Hotel Type [1]

Full Service 4%
Extended Stay 36%
Select Service 60%

Brand [1]

HYATT 4%
1% IHG InterContinental Hotels Group
Hilton 16%
79% Marriott

Chain Scale [1]

Upper Midscale 9%
Upper Upscale 3%
Upscale 88%

Notes:
(1) Based on room count.

Colony Capital | Supplemental Financial Report	10

I. Corporate Overview – Colony Credit Real Estate (CLNC)

- Scaled, diversified real estate credit REIT externally managed by CLNY

Key Stats as of 12/31/18

Monthly Dividend / Share	$0.145
Annualized Dividend / Share	$1.74
Total At-Share Assets [1]	$5.5Bn
Book Equity Value [1]	$2.8Bn
Debt-to-Asset Ratio [2]	46%
Net Debt-to-Equity Ratio [3]	0.9x
CLNY Ownership	37%

Top CRE Mortgage REITs by Shareholder Equity

- Shareholders Equity ($Bn) [4]

5.0
4.0
3.0
2.0
1.0
0.0
4.6
3.4
2.8
2.5
1.6
1.3
1.1
0.9
0.8
0.5
0.4
STARWOOD
Blackstone Mortgage Trust
ColonyCredit REAL ESTATE
APOLLO
LADDER CAPITAL
TPG
KKR
ARBOR
GRANITE POINT
DYNEX
ARES

Investment Type [5]

PE Interests 3%
Preferred Equity 6%
Owned Real Estate – Other RE Equity 13%
Senior Mortgage Loans 39%
CRE Debt Securities 7%
Mezzanine Loans 8%
Owned Real Estate – Net Lease 24%
Non-Core Assets

Property Type [5]

Other 5%
Retail 8%
Office 34%
Multifamily 13%
Industrial 19%
Hotel 21%

Geography [5]

Southwest 6%
Other <1%
Europe 12%
West 39%
Northeast 13%
Southeast 14%
Midwest 16%

Notes:
(1) Represents total assets and book equity value at CLNC share as of December 31, 2018. Includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(2) Debt-to-asset ratio based on total outstanding secured debt agreements (UPB) at CLNC share divided by total assets at CLNC share as of December 31, 2018.
(3) Represents CLNC's share of total outstanding secured debt agreements (UPB) less unrestricted cash at CLNC share divided by total shareholders' equity as of December 31, 2018; shareholders' equity includes noncontrolling interest in operating partnership and excludes noncontrolling interest in investment entities.
(4) Excludes noncontrolling interest and preferred stock at liquidation preference and includes operating partnership interest; based on company filings as of December 31, 2018.
(5) Based on carrying values at CLNC share as of December 31, 2018: excludes CMBS, mortgage loans held in securitization trusts and Private Equity interests (except for Investment Type chart).

Colony Capital | Supplemental Financial Report	11

I. Corporate Overview – Other Equity and Debt

- Total $3.2Bn Assets and $2.0Bn Net Equity; Non-Strategic OED totals $2.1Bn of assets and $1.2Bn of net equity, which will be monetized in near term to simplify the balance sheet and generate capital for strategic initiatives

Selected Assets

Tolka Loan Portfolio – Strategic
(Dublin, Ireland)

One California Plaza –Strategic
(Los Angeles)

COURTYARD

THL Hotel Portfolio – Non-Strategic
(U.S., Nationwide)

Asset Type [1]

Net Lease
5%
NRE
4%
Real Estate
Equity
38%
GP Co-
Invest
34%
Secondaries,
CRE Securities
and Other
4%
Real Estate Debt
15%

Strategy Type [2]

Non-Strategic
61%
Strategic
39%
Majority of OED assets
viewed as non-strategic
– plan to monetize in
near-term

Notes:
(1) Based on total undepreciated carrying value of equity of $2.0 billion as of December 31, 2018.
(2) Based on undepreciated carrying value of equity of non-strategic and strategic investments of $1.2 billion and $772 million, respectively, as of December 31, 2018.

Colony Capital | Supplemental Financial Report	12

I. Corporate Overview – Investment Management

- Diversified sources of third party capital across multiple product offerings and asset classes within real estate

Institutional Funds

- Includes Credit, Core-Plus / Value-Add, Opportunistic and Colony Industrial Fund

Retail

- Primarily NorthStar Healthcare (non-traded REIT)

$28.4Bn AUM
$17.6Bn FEEUM
$9.5
$6.4
$3.5
$1.4
$5.2
$4.1
$5.7
$10.2

Public Vehicles

- External manager of Colony Credit Real Estate and NorthStar Realty Europe

REIM Platforms/Affiliates

- Includes interests in Digital Colony, RXR Realty, American Healthcare Investors and Steelwave

Colony Capital | Supplemental Financial Report	13

I. Corporate Overview – Investment Management (Cont'd)

- History of being a first mover on large scale real estate investment management opportunities

SINGLE FAMILY RENTAL

ColonyAmericanHomes

***Thesis**: Generational single family home mispricing presented tremendous buy vs. rent dynamics with significant single family rental demand from a population unable to buy homes*

- Began buying homes in March 2012
- Acquired ~20,000 homes before merger with Starwood Waypoint Homes
- Raised $1.7Bn of new LP capital raised in a closed end fund with final divestment in Q217

INDUSTRIAL

COLONY INDUSTRIAL

***Thesis**: Identified supply constrained light industrial asset class, which is the critical "last-mile" of logistics, as a beneficiary of accelerating e-commerce demand*

- Acquired $1.6Bn Cobalt Capital Partners portfolio in Dec. 2014
- Utilized balance sheet to commit to initial acquisition
- Now have $749MM of balance sheet capital alongside $1.5Bn billion of third party capital
- High growth permanent capital vehicle in an open-end fund structure

DIGITAL

digitalcolony

***Thesis**: Capitalize on unabated growth in mobile & internet data traffic through investment in underserved and underpenetrated digital infrastructure asset class with best-in-class operator Digital Bridge*

- Aggregate fund commitments of $4Bn as of December 31, 2018
- Attractive third-party capital ratio of over 12:1
- Completed two investments in its first 90 days of operations, deploying $440MM of equity

Colony Capital | Supplemental Financial Report	14

IIa. Financial Overview - Summary Metrics

($ and shares in thousands, except per share data and as noted; as of or for the three months ended December 31, 2018, unless otherwise noted) (Unaudited)
Financial Data
Net income (loss) attributable to common stockholders	$(397,214)
Net income (loss) attributable to common stockholders per basic share	(0.82)
Core FFO	22,520
Core FFO per basic share	0.04
Q1 2019 dividend per share	0.11
Annualized Q1 2019 dividend per share	0.44

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$22,215,249
CLNY OP share of consolidated assets	15,322,993
Total consolidated debt(1)	10,249,124
CLNY OP share of consolidated debt(1)	7,346,680
Shares and OP units outstanding as of December 31, 2018	515,440
Shares and OP units outstanding as of February 25, 2019	514,710
Share price as of February 25, 2019	5.96
Market value of common equity & OP units as of February 25, 2019	3,067,672
Liquidation preference of perpetual preferred equity	1,436,605
Insider ownership of shares and OP units	6.1%
Total Assets Under Management ("AUM")	$ 42.7 billion
Fee Earning Equity Under Management ("FEEUM")	$ 17.6 billion

Notes:
In evaluating the information presented throughout this presentation see the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures.

(1)	Represents principal balance and excludes debt issuance costs, discounts and premiums.

Colony Capital | Supplemental Financial Report	15

IIb. Financial Overview - Summary of Segments

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Healthcare Real Estate
Q4 2018 net operating income(1)(2)	$74,429	$52,770
Annualized net operating income	297,716	211,080
Investment-level non-recourse financing(3)	3,240,680	2,309,085

Industrial Real Estate
Q4 2018 net operating income(2)	51,287	18,099
Annualized net operating income	205,148	72,396
Investment-level non-recourse financing(3)	1,077,195	380,144

Hospitality Real Estate
Q4 2018 EBITDA(2)	62,371	58,816
TTM EBITDA(4)	285,479	269,207
Investment-level non-recourse financing(3)	2,648,072	2,477,203

Notes:

(1)
NOI includes $1.0 million consolidated or $0.7 million CLNY OP share of interest earned related to $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2018.

(2)	For a reconciliation of net income/(loss) attributable to common stockholders to NOI/EBITDA, please refer to the appendix to this presentation.

(3)	Represents unpaid principal balance.

(4)	TTM = trailing twelve month.

Colony Capital | Supplemental Financial Report	16

IIb. Financial Overview - Summary of Segments (cont’d)

($ in thousands except as noted; as of or for the three months ended December 31, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
CLNC
Net carrying value of 37% interest	$1,037,754	$1,037,754
Other Equity and Debt(1)
1) Strategic Investments
a) GP co-investments - net carrying value	1,936,407	683,904
b) Net carrying value of 11% interest in NRE	87,696	87,696
2) Net lease real estate equity
a) Q4 2018 net operating income	2,054	2,048
b) Investment-level non-recourse financing(2)	126,699	126,068
3) Other real estate equity
a) Undepreciated carrying value of real estate assets(3)	2,212,839	1,157,339
b) Investment-level non-recourse financing(2)	1,365,795	729,552
c) Carrying value - equity method investments (including Albertsons)	401,550	324,318
4) Real estate debt
a) Carrying value - consolidated(4)	360,093	255,056
b) Investment-level non-recourse financing(2)	—	—
c) Carrying value - equity method investments	25,477	17,960
d) Carrying value - real estate assets (REO within debt portfolio) and other(3)	41,285	24,397
5) CRE securities and real estate PE fund investments
a) Carrying value		69,613
Investment Management
Third-party AUM ($ in millions)		28,337
FEEUM ($ in millions)		17,570
Q4 2018 fee revenue and REIM platform equity method earnings		42,497	(5)
Net Assets
Cash and cash equivalents, restricted cash and other assets(6)	1,230,664	963,523
Accrued and other liabilities and dividends payable(7)	748,407	595,392
Net assets	$482,257	$368,131

Notes:

(1)	Includes assets classified as held for sale on the Company’s financial statements.

(2)	Represents unpaid principal balance.

(3)	Includes all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation.

(4)	Excludes $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans.

(5)	Excludes $36 million of impairment to an interest in a non-wholly owned REIM platform. Impairments are reversed in the calculation of Core FFO.

(6)
Other assets excludes $8 million consolidated or $6 million CLNY OP share of deferred financing costs, $20 million consolidated or $16 million CLNY OP share of deposits for pending investments and $120 million consolidated or $66 million CLNY OP share of restricted cash which is included in the undepreciated carrying value of the hotel portfolio in Other Real Estate Equity shown on page 38.

(7)	Accrued and other liabilities exclude $44 million consolidated and CLNY OP share of deferred tax liabilities and other liabilities which are not due in cash.

Colony Capital | Supplemental Financial Report	17

IIIa. Financial Results - Consolidated Balance Sheet

($ in thousands, except per share data)	As of December 31, 2018
Assets
Cash and cash equivalents	$461,912
Restricted cash	366,758
Real estate, net	13,619,014
Loans receivable, net	1,659,217
Equity investments	2,446,336
Debt securities, at fair value	96,833
Goodwill	1,534,561
Deferred leasing costs and intangible assets, net	540,264
Assets held for sale	941,258
Other assets	503,317
Due from affiliates	45,779
Total assets	$22,215,249
Liabilities
Debt, net	$10,039,957
Accrued and other liabilities	707,921
Intangible liabilities, net	159,386
Liabilities related to assets held for sale	68,217
Dividends and distributions payable	84,013
Total liabilities	11,059,494
Commitments and contingencies
Redeemable noncontrolling interests	9,385
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	1,407,495
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 483,347 shares issued and outstanding	4,834
Class B, 1,000 shares authorized; 734 shares issued and outstanding	7
Additional paid-in capital	7,598,019
Distributions in excess of earnings	(2,018,302)
Accumulated other comprehensive income (loss)	13,999
Total stockholders’ equity	7,006,052
Noncontrolling interests in investment entities	3,779,728
Noncontrolling interests in Operating Company	360,590
Total equity	11,146,370
Total liabilities, redeemable noncontrolling interests and equity	$22,215,249

Colony Capital | Supplemental Financial Report	18

IIIb. Financial Results - Noncontrolling Interests’ Share Balance Sheet

($ in thousands, except per share data)	As of December 31, 2018
Assets
Cash and cash equivalents	$97,338
Restricted cash	105,003
Real estate, net	4,686,263
Loans receivable, net	787,682
Equity investments	469,252
Debt securities, at fair value	11,532
Deferred leasing costs and intangible assets, net	161,610
Assets held for sale	450,275
Other assets	123,301
Total assets	$6,892,256
Liabilities
Debt, net	$2,857,751
Accrued and other liabilities	153,014
Intangible liabilities, net	52,979
Liabilities related to assets held for sale	39,399
Total liabilities	3,103,143
Commitments and contingencies
Redeemable noncontrolling interests	9,385
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $1,436,605 liquidation preference; 250,000 shares authorized; 57,464 shares issued and outstanding	—
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 483,347 shares issued and outstanding	—
Class B, 1,000 shares authorized; 734 shares issued and outstanding	—
Additional paid-in capital	—
Distributions in excess of earnings	—
Accumulated other comprehensive income (loss)	—
Total stockholders’ equity	—
Noncontrolling interests in investment entities	3,779,728
Noncontrolling interests in Operating Company	—
Total equity	3,779,728
Total liabilities, redeemable noncontrolling interests and equity	$6,892,256

Colony Capital | Supplemental Financial Report	19

IIIc. Financial Results - Consolidated Segment Operating Results

	Three Months Ended December 31, 2018
($ in thousands)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues
Property operating income	$145,417	$74,823	$199,915	$—	$114,236	$—	$—	$534,391
Interest income	990	78	—	—	45,167	581	524	47,340
Fee income	—	—	—	—	—	40,000	—	40,000
Other income	127	923	59	—	1,372	7,174	2,858	12,513
Total revenues	146,534	75,824	199,974	—	160,775	47,755	3,382	634,244
Expenses
Property operating expense	67,919	20,300	137,597	—	73,604	—	—	299,420
Interest expense	51,158	10,795	40,894	—	31,970	—	13,419	148,236
Investment and servicing expense	2,041	132	1,384	—	6,743	241	1,158	11,699
Transaction costs	—	—	—	—	399	3,282	—	3,681
Placement fees	—	—	—	—	—	1,372	—	1,372
Depreciation and amortization	41,336	33,174	36,643	—	22,102	9,633	1,607	144,495
Provision for loan loss	—	—	—	—	15,901	—	—	15,901
Impairment loss	212,036	—	10,604	—	55,745	10,109	—	288,494
Compensation expense
Cash and equity-based compensation	2,127	3,872	2,072	—	2,492	15,485	47,621	73,669
Carried interest and incentive compensation	—	—	—	—	—	6,794	—	6,794
Administrative expenses	1,018	1,321	399	—	2,144	887	18,593	24,362
Total expenses	377,635	69,594	229,593	—	211,100	47,803	82,398	1,018,123
Other income (loss)
Gain on sale of real estate assets	—	3,236	—	—	67,729	—	—	70,965
Other gain (loss), net	(2,142)	—	(32)	—	(6,554)	(11)	(73,286)	(82,025)
Equity method earnings (losses)	—	—	—	(47,645)	39,899	(36,126)	—	(43,872)
Equity method earnings—carried interest	—	—	—	—	—	6,494	—	6,494
Income (loss) before income taxes	(233,243)	9,466	(29,651)	(47,645)	50,749	(29,691)	(152,302)	(432,317)
Income tax benefit (expense)	(2,608)	(2)	10,805	—	(216)	16,638	5	24,622
Income (loss) from continuing operations	(235,851)	9,464	(18,846)	(47,645)	50,533	(13,053)	(152,297)	(407,695)
Income (loss) from discontinued operations	—	—	—	—	—	—	—	—
Net income (loss)	(235,851)	9,464	(18,846)	(47,645)	50,533	(13,053)	(152,297)	(407,695)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	—	—	—	—	(5,750)	—	—	(5,750)
Investment entities	(63,127)	8,233	(2,235)	—	51,062	(456)	—	(6,523)
Operating Company	(10,360)	74	(996)	(2,858)	313	(756)	(10,762)	(25,345)
Net income (loss) attributable to Colony Capital, Inc.	(162,364)	1,157	(15,615)	(44,787)	4,908	(11,841)	(141,535)	(370,077)
Preferred stock dividends	—	—	—	—	—	—	27,137	27,137
Net income (loss) attributable to common stockholders	$(162,364)	$1,157	$(15,615)	$(44,787)	$4,908	$(11,841)	$(168,672)	$(397,214)

Colony Capital | Supplemental Financial Report	20

IIId. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended December 31, 2018
($ in thousands)	Healthcare	Industrial	Hospitality		CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total
Revenues				—
Property operating income	$41,120	$48,322	$11,270		$—	$53,964	$—	$—	$154,676
Interest income	301	51	—		—	26,470	—	—	26,822
Fee income	—	—	—		—	—	—	—	—
Other income	18	—	6		—	867	—	—	891
Total revenues	41,439	48,373	11,276		—	81,301	—	—	182,389
Expenses
Property operating expense	18,793	13,289	7,703		—	34,160	—	—	73,945
Interest expense	14,653	6,965	2,355		—	12,884	—	—	36,857
Investment and servicing expense	567	68	68		—	2,969	—	—	3,672
Transaction costs	—	—	—		—	319	—	—	319
Placement fees	—	—	—		—	—	—	—	—
Depreciation and amortization	11,937	21,187	2,305		—	10,496	—	—	45,925
Provision for loan loss	—	—	—		—	1,929	—	—	1,929
Impairment loss	59,459	—	1,062		—	17,440	—	—	77,961
Compensation expense
Cash and equity-based compensation	—	299	—		—	252	—	—	551
Carried interest and incentive compensation	—	—	—		—	—	—	—	—
Administrative expenses	292	400	17		—	936	—	—	1,645
Total expenses	105,701	42,208	13,510		—	81,385	—	—	242,804
Other income (loss)
Gain on sale of real estate assets	—	2,069	—		—	36,953	—	—	39,022
Other gain (loss), net	(650)	—	(1)		—	(3,128)	—	—	(3,779)
Equity method earnings	—	—	—		—	10,102	—		10,102
Equity method earnings—carried interest	—	—	—		—	—	—	—	—
Income (loss) before income taxes	(64,912)	8,234	(2,235)		—	43,843	—	—	(15,070)
Income tax benefit (expense)	(808)	(1)	—		—	82	—	—	(727)
Income (loss) from continuing operations	(65,720)	8,233	(2,235)		—	43,925	—	—	(15,797)
Non-pro rata allocation of income (loss) to NCI	2,593	—	—		—	1,387	(456)	—	3,524
Net income (loss) attributable to noncontrolling interests	$(63,127)	$8,233	$(2,235)		$—	$45,312	$(456)	$—	$(12,273)

Colony Capital | Supplemental Financial Report	21

IIIe. Financial Results - Segment Reconciliation of Net Income to FFO & Core FFO

	Three Months Ended December 31, 2018
	OP pro rata share by segment								Amounts attributable to noncontrolling interests	CLNY consolidated as reported
($ in thousands) (Unaudited)	Healthcare	Industrial	Hospitality	CLNC	Other Equity and Debt	Investment Management	Amounts not allocated to segments	Total OP pro rata share
Net income (loss) attributable to common stockholders	$(162,364)	$1,157	$(15,615)	$(44,787)	$4,908	$(11,841)	$(168,672)	$(397,214)	$—	$(397,214)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(10,360)	74	(996)	(2,858)	313	(756)	(10,762)	(25,345)	—	(25,345)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(172,724)	1,231	(16,611)	(47,645)	5,221	(12,597)	(179,434)	(422,559)	—	(422,559)
Adjustments for FFO:
Real estate depreciation and amortization	29,594	11,938	34,338	6,347	13,143	1,826	—	97,186	46,270	143,456
Impairment of real estate	152,577	—	9,542	846	38,305	—	—	201,270	77,963	279,233
Gain from sales of real estate	—	(1,166)	—	—	(46,082)	—	—	(47,248)	(39,021)	(86,269)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(85,212)	(85,212)
FFO	$9,447	$12,003	$27,269	$(40,452)	$10,587	$(10,771)	$(179,434)	$(171,351)	$—	$(171,351)
Additional adjustments for Core FFO:
(Gains) and losses from sales of depreciable real estate within the Other Equity and Debt segment, net of depreciation, amortization and impairment previously adjusted for FFO(1)	—	—	—	—	33,421	—	—	33,421	24,532	57,953
(Gains) and losses from sales of businesses within the Investment Management segment and impairment write-downs associated with the Investment Management segment	—	—	—	—	—	36,125	—	36,125	—	36,125
CLNC Core Earnings & NRE Cash Available for Distribution adjustments(2)	—	—	—	25,613	(15,305)	—	—	10,308	—	10,308
Equity-based compensation expense	299	832	290	1,174	484	1,393	8,388	12,860	—	12,860
Straight-line rent revenue and expense	(1,912)	(847)	(3)	—	(693)	167	(77)	(3,365)	(2,781)	(6,146)
Amortization of acquired above- and below-market lease values	(1,206)	(413)	(4)	(31)	(42)	—	—	(1,696)	(830)	(2,526)
Amortization of deferred financing costs and debt premiums and discounts	4,659	196	3,420	347	3,748	65	1,666	14,101	5,608	19,709
Unrealized fair value gains or losses and foreign currency remeasurements	1,334	—	—	—	(529)	(20)	73,965	74,750	(304)	74,446
Acquisition and merger-related transaction costs	—	22	—	(382)	207	3,282	—	3,129	357	3,486
Merger integration and restructuring costs(3)	—	—	—	—	—	—	15,193	15,193	—	15,193
Amortization and impairment of investment management intangibles	—	—	—	—	—	19,736	—	19,736	—	19,736
Non-real estate depreciation and amortization	—	49	—	—	—	7	1,607	1,663	—	1,663
Amortization of gain on remeasurement of consolidated investment entities	—	—	—	—	(259)	—	—	(259)	40	(219)
Tax (benefit) expense, net	—	—	—	—	—	(18,534)	(3,561)	(22,095)	—	(22,095)
Less: Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	—	—	—	(26,622)	(26,622)
Core FFO	$12,621	$11,842	$30,972	$(13,731)	$31,619	$31,450	$(82,253)	$22,520	$—	$22,520
Notes:

(1)
Net of $25.4 million consolidated or $13.0 million CLNY OP share of depreciation, amortization and impairment charges previously adjusted to calculate FFO and Core Earnings, a non-GAAP measure used by Colony Capital, Inc. prior to its internalization of the manager.

(2)
Represents adjustments to align the Company’s Core FFO with CLNC’s definition of Core Earnings and NRE’s definition of Cash Available for Distribution (“CAD”) to reflect the Company’s percentage interest in the respective company’s earnings. These adjustments include provisions for loan losses, realized gains and losses plus other differences that are included/excluded in CLNC’s core earnings and NRE’s CAD.

(3)
Merger integration and restructuring costs represent costs and charges incurred during the integration of Colony, NSAM and NRF and from the corporate restructuring and reorganization plan. These integration and restructuring costs are not reflective of the Company’s core operating performance and the Company does not expect to incur these costs subsequent to the completion of the merger integration and restructuring and reorganization plan. The majority of these costs consist of severance, employee costs of those separated or scheduled for separation, system integration and lease terminations.

Colony Capital | Supplemental Financial Report	22

IVa. Capitalization - Overview

($ in thousands; except per share data; as of December 31, 2018, unless otherwise noted)		Consolidated amount	CLNY OP share of consolidated amount

Debt (UPB)
$1,000,000 Revolving credit facility		$—	$—
Convertible/exchangeable senior notes		616,105	616,105
Corporate aircraft promissory note		37,199	37,199
Trust Preferred Securities ("TruPS")		280,117	280,117
Investment-level debt:
Healthcare		3,240,680	2,309,085
Industrial		1,077,195	380,144
Hospitality		2,648,072	2,477,203
Other Equity and Debt		2,349,756	1,246,827
Total investment-level debt		9,315,703	6,413,259
Total debt		$10,249,124	$7,346,680

Perpetual preferred equity, redemption value
Total perpetual preferred equity			$1,436,605

Common equity as of February 25, 2019	Price per share	Shares / Units
Class A and B common stock	$5.96	483,353	$2,880,784
OP units	5.96	31,357	186,888
Total market value of common equity			$3,067,672

Total market capitalization			$11,850,957

Colony Capital | Supplemental Financial Report	23

IVb. Capitalization - Investment-Level Debt Overview

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)
Non-recourse investment-level debt overview
		Consolidated	CLNY OP share of consolidated amount
	Fixed / Floating	Unpaid principal balance	Unpaid principal balance	Wtd. avg. years remaining to maturity	Wtd. avg. interest rate(1)
Healthcare	Fixed	$2,130,999	$1,486,342	1.9	4.6%
Healthcare	Floating	1,109,681	822,743	2.7	6.6%
Industrial	Fixed	1,071,721	378,212	10.6	3.8%
Industrial	Floating	5,474	1,932	4.2	5.3%
Hospitality	Fixed	12,019	11,719	2.6	13.0%
Hospitality	Floating	2,636,053	2,465,484	3.8	5.7%
Other Equity and Debt
Net lease real estate equity	Fixed	126,699	126,068	3.9	4.6%
Other real estate equity	Fixed	73,763	21,829	3.8	3.2%
Other real estate equity	Floating	1,292,032	707,723	3.6	5.1%
GP Co-investments	Floating	856,910	391,137	3.1	4.2%
GP Co-investments	Fixed	352	70	4.6	2.4%
Total investment-level debt		$9,315,703	$6,413,259	3.6	5.3%

Fixed / Floating Summary
Fixed		$3,415,553	$2,024,240
Floating		5,900,150	4,389,019
Total investment-level debt		$9,315,703	$6,413,259

Notes:

(1)	Based on 1-month LIBOR of 2.52% and 3-month LIBOR of 2.80%.

Colony Capital | Supplemental Financial Report	24

IVc. Capitalization - Revolving Credit Facility Overview

($ in thousands, except as noted; as of December 31, 2018)
Revolving credit facility
Maximum principal amount	$1,000,000
Amount outstanding	—
Initial maturity	January 11, 2021
Fully-extended maturity	January 10, 2022
Interest rate	LIBOR + 2.25%

Financial covenants as defined in the Credit Agreement:	Covenant level
Consolidated Tangible Net Worth	Minimum $4,550 million
Consolidated Fixed Charge Coverage Ratio	Minimum 1.50 to 1.00
Interest Coverage Ratio(1)	Minimum 3.00 to 1.00
Consolidated Leverage Ratio	Maximum 0.65 to 1.00

Company status: As of December 31, 2018, CLNY is meeting all required covenant threshold levels

Notes:

(1)
Interest Coverage Ratio represents the ratio of the sum of (1) earnings from borrowing base assets and (2) certain investment management earnings divided by the greater of (a) actual interest expense on the revolving credit facility and (b) the average balance of the facility multiplied by 7.0% for the applicable quarter.

Colony Capital | Supplemental Financial Report	25

IVd. Capitalization - Corporate Securities Overview

($ in thousands, except per share data; as of December 31, 2018, unless otherwise noted)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares	Redemption date
5.0% Convertible senior notes	$200,000	April 15, 2023	5.00% fixed	$15.76	63.4700	12,694	On or after April 22, 2020(1)
3.875% Convertible senior notes	402,500	January 15, 2021	3.875% fixed	16.57	60.3431	24,288	On or after January 22, 2019(1)
5.375% Exchangeable senior notes	13,605	June 15, 2033	5.375% fixed	12.04	83.0837	1,130	On or after June 15, 2020(1)
Total convertible debt	$616,105

TruPS
Description	Outstanding principal	Final due date	Interest rate
Trust I	$41,240	March 30, 2035	3M L + 3.25%
Trust II	25,780	June 30, 2035	3M L + 3.25%
Trust III	41,238	January 30, 2036	3M L + 2.83%
Trust IV	50,100	June 30, 2036	3M L + 2.80%
Trust V	30,100	September 30, 2036	3M L + 2.70%
Trust VI	25,100	December 30, 2036	3M L + 2.90%
Trust VII	31,459	April 30, 2037	3M L + 2.50%
Trust VIII	35,100	July 30, 2037	3M L + 2.70%
Total TruPS	$280,117

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series B 8.25% cumulative redeemable perpetual preferred stock	$152,855	6,114	Callable
Series E 8.75% cumulative redeemable perpetual preferred stock	250,000	10,000	On or after May 15, 2019
Series G 7.5% cumulative redeemable perpetual preferred stock	86,250	3,450	On or after June 19, 2019
Series H 7.125% cumulative redeemable perpetual preferred stock	287,500	11,500	On or after April 13, 2020
Series I 7.15% cumulative redeemable perpetual preferred stock	345,000	13,800	On or after June 5, 2022
Series J 7.125% cumulative redeemable perpetual preferred stock	315,000	12,600	On or after September 22, 2022
Total preferred stock	$1,436,605	57,464

Notes:

(1)	Callable at principal amount only if CLNY common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days.

Colony Capital | Supplemental Financial Report	26

IVe. Capitalization - Debt Maturity and Amortization Schedules

($ in thousands; as of December 31, 2018)
Consolidated debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2019	2020		2021	2022	2023 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—		$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—		402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	2,133	2,243		2,359	2,480	27,984	37,199
TruPS	Floating	—	—		—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	1,725,019	6,809		8,083	9,068	382,020	2,130,999
Healthcare	Floating	520,827	52,337		321,517	—	215,000	1,109,681
Industrial	Fixed	839	875		2,689	6,736	1,060,582	1,071,721
Industrial	Floating	—	—		—	—	5,474	5,474
Hospitality	Fixed	—	—		12,019	—	—	12,019
Hospitality	Floating	—	247,750	(2)	208,303	1,630,000	550,000	2,636,053
Other Equity and Debt	Fixed	39,442	14,781		26,440	37,924	82,227	200,814
Other Equity and Debt	Floating	180,720	301,757		364,577	1,140,740	161,148	2,148,942
Total debt		$2,468,980	$626,552		$1,348,487	$2,826,948	$2,978,157	$10,249,124

Pro rata debt maturity and amortization schedule		Payments due by period(1)
	Fixed / Floating	2019	2020		2021	2022	2023 and after	Total
$1,000,000 Revolving credit facility	Floating	$—	$—		$—	$—	$—	$—
Convertible/exchangeable senior notes	Fixed	—	—		402,500	—	213,605	616,105
Corporate aircraft promissory note	Fixed	2,133	2,243		2,359	2,480	27,984	37,199
TruPS	Floating	—	—		—	—	280,117	280,117
Investment-level debt:
Healthcare	Fixed	1,201,303	4,781		5,675	6,366	268,217	1,486,342
Healthcare	Floating	368,103	42,384		253,807	—	158,449	822,743
Industrial	Fixed	296	309		949	2,377	374,281	378,212
Industrial	Floating	—	—		—	—	1,932	1,932
Hospitality	Fixed	—	—		11,719	—	—	11,719
Hospitality	Floating	—	247,750	(2)	203,095	1,464,639	550,000	2,465,484
Other Equity and Debt	Fixed	29,930	5,329		9,273	24,816	78,618	147,966
Other Equity and Debt	Floating	75,566	79,270		298,827	561,566	83,632	1,098,861
Total debt		$1,677,331	$382,066		$1,188,204	$2,062,244	$2,036,835	$7,346,680
Notes:

(1)	Based on initial maturity dates or extended maturity dates to the extent criteria are met and the extension option is at the borrower’s discretion.

(2)	During the first quarter 2019, refinanced $116 million consolidated and CLNY OP share of debt in the Hospitality Real Estate segment, extending the fully extended maturity date from 2020 to 2024.

Colony Capital | Supplemental Financial Report	27

Va. Healthcare Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income:
Senior Housing - Operating	$15,644	$11,092
Medical Office Buildings	12,618	8,946
Triple-Net Lease:
Senior Housing	15,311	10,855
Skilled Nursing Facilities	26,012	18,443
Hospitals	4,844	3,434
Total net operating income(2)	$74,429	$52,770

Portfolio overview	Total number of buildings	Capacity	% Occupied(3)	TTM Lease Coverage(4)	WA Remaining Lease Term
Senior Housing - Operating	108	6,388 units	86.8%	N/A	N/A
Medical Office Buildings	108	3.8 million sq. ft.	82.3%	N/A	4.5
Triple-Net Lease:
Senior Housing	84	4,231 units	82.1%	1.4x	11.7
Skilled Nursing Facilities	99	11,829 beds	82.4%	1.2x	5.9
Hospitals	14	872 beds	58.1%	3.4x	9.7
Total	413

Same store financial/operating results related to the segment
	% Occupied(3)		TTM Lease Coverage(4)		NOI(5)
	Q4 2018	Q3 2018	9/30/2018	6/30/2018	Q4 2018	Q3 2018	% Change
Senior Housing - Operating	86.8%	87.1%	N/A	N/A	$15,698	$17,430	(9.9)%
Medical Office Buildings	82.3%	83.0%	N/A	N/A	12,618	13,356	(5.5)%
Triple-Net Lease:
Senior Housing	82.1%	82.0%	1.4x	1.4x	15,311	15,296	0.1%
Skilled Nursing Facilities	82.4%	81.9%	1.2x	1.2x	25,837	26,257	(1.6)%
Hospitals	58.1%	57.1%	3.4x	3.2x	4,786	5,068	(5.6)%
Total					$74,250	$77,407	(4.1)%

Notes:

(1)	CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 71% as of December 31, 2018.

(2)
NOI includes $1.0 million consolidated or $0.7 million CLNY OP share of interest earned related to $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans. This interest income is in the Interest Income line item on the Company’s Statement of Operations for the three months ended December 31, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

(3)
Occupancy % for Senior Housing - Operating represents average of the presented quarter, MOB’s is as of last day in the quarter and for Triple-Net Lease represents average of the prior quarter. Occupancy represents real estate property operator’s patient occupancy for all types except MOB.

(4)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR.

(5)	Same Store Consolidated NOI excludes excludes $0.9 million of non-recurring bad debt expense in the third quarter 2018.

Colony Capital | Supplemental Financial Report	28

Vb. Healthcare Real Estate - Portfolio Overview

(As of or for the three months ended December 31, 2018, unless otherwise noted)
Triple-Net Lease Coverage(1)		% of Triple-Net Lease TTM NOI as of September 30, 2018
September 30, 2018 TTM Lease Coverage	# of Leases	Senior Housing	Skilled Nursing Facilities & Hospitals	% Triple-Net Lease NOI	WA Remaining Lease Term
Less than 0.99x	7	5%	20%	25%	5 yrs
1.00x - 1.09x	1	—%	10%	10%	8 yrs
1.10x - 1.19x	2	4%	11%	15%	9 yrs
1.20x - 1.29x	—	—%	—%	—%	—
1.30x - 1.39x	2	—%	9%	9%	6 yrs
1.40x - 1.49x	1	19%	—%	19%	15 yrs
1.50x and greater	4	2%	20%	22%	5 yrs
Total / W.A.	17	30%	70%	100%	8 yrs

Revenue Mix(2)	September 30, 2018 TTM
	Private Pay	Medicare	Medicaid
Senior Housing - Operating	85%	2%	13%
Medical Office Buildings	100%	—%	—%
Triple-Net Lease:
Senior Housing	64%	—%	36%
Skilled Nursing Facilities	25%	20%	55%
Hospitals	14%	42%	44%
W.A.	58%	10%	32%

Notes:

(1)
Represents the ratio of the tenant's/operator's EBITDAR to cash rent payable to the Company's Healthcare Real Estate segment on a trailing twelve month basis. Refer to Important Notes Regarding Non-GAAP Financial Measures and Definitions pages in this presentation for additional information regarding the use of tenant/operator EBITDAR. Represents leases with EBITDAR coverage in each listed range. Excludes interest income associated with triple-net lease senior housing and hospital types. Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

(2)
Revenue mix represents percentage of revenues derived from private, Medicare and Medicaid payor sources. The payor source percentages for the hospital category excludes two operating partners, whom do not track or report payor source data and totals approximately one-third of NOI in the hospital category. Overall percentages are weighted by NOI exposure in each category.

Colony Capital | Supplemental Financial Report	29

Vb. Healthcare Real Estate - Portfolio Overview (cont’d)

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI
	Number of buildings	NOI
United Kingdom	45	$9,995
Illinois	35	6,767
Indiana	55	6,643
Florida	27	6,225
Pennsylvania	11	4,922
Georgia	22	4,816
Ohio	35	4,476
Oregon	31	4,012
Texas	31	3,728
California	14	3,534

Total	306	$55,118

Top 10 Operators/Tenants by NOI
	Property Type/Primary Segment	Number of buildings	NOI	% Occupied	TTM Lease Coverage	WA Remaining Lease Term
Senior Lifestyle	Sr. Housing / RIDEA	81	$13,014	87.5%	N/A	N/A
Caring Homes (U.K.)(1)	Sr. Housing / NNN	45	9,995	87.2%	1.5x	15 yrs
Sentosa	SNF / NNN	11	4,922	86.2%	1.1x	9 yrs
Wellington Healthcare	SNF / NNN	11	4,322	88.5%	1.1x	8 yrs
Miller	SNF / NNN	28	3,925	71.0%	2.1x	N/A
Frontier	Sr. Housing / RIDEA / NNN	20	3,181	84.3%	N/A	N/A
Opis	SNF / NNN	11	2,841	89.7%	1.4x	5 yrs
Grace	SNF / NNN	9	2,601	82.6%	0.9x	2 yrs
Avanti Hospital Systems	Hospital	5	2,360	51.4%	5.4x	9 yrs
Consulate	SNF / NNN	10	2,029	83.2%	0.9x	9 yrs
Total		231	$49,190

Notes:

(1)	Caring Homes (U.K.) lease (EBITDAR) coverage includes additional collateral provided by the operator.

Colony Capital | Supplemental Financial Report	30

VIa. Industrial Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)	Consolidated amount(1)	CLNY OP share of consolidated amount(1)
Net operating income
Net operating income	$51,287	$18,099

Portfolio overview
Total number of buildings	400
Rentable square feet (thousands)	48,526
% leased at end of period	94.5%
Average remaining lease term	3.8

Same store financial/operating results related to the segment	Q4 2018	Q3 2018	% Change
Same store number of buildings	257	257	—
% leased at end of period	95.0%	95.0%	—%
NOI	$32,209	$32,092	0.4%

Recent acquisitions & dispositions	Acquisition / Disposition date	Number of buildings	Rentable square feet (thousands)	% leased	Purchase price / Sales price

Q4 2018 dispositions:
Salt Lake City industrial portfolio	10/9/2018	3	47	N/A	$3,490
Baltimore industrial property	11/9/2018	1	160	N/A	8,500
Tucson industrial property	12/13/2018	1	129	N/A	10,025
New Jersey industrial property	12/21/2018	1	51	N/A	3,111
Total / W.A.		6	387		$25,126

Q1 2019 acquisitions:
Las Vegas industrial portfolio	1/24/2019	2	424	92.0%	$38,000
New Jersey industrial property	1/31/2019	1	271	100.0%	$62,000
Total / W.A.		3	695	95.0%	$100,000

Notes:

(1)
CLNY OP Share represents Consolidated NOI multiplied by CLNY OP's interest of 35% as of December 31, 2018. For a reconciliation of net income/(loss) attributable to common stockholders to NOI, please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	31

VIb. Industrial Real Estate - Portfolio Overview

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by NOI	Number of buildings	Rentable square feet (thousands)	NOI	% leased at end of period
Atlanta	71	7,753	$8,189	99.1%
Dallas	68	7,426	7,539	94.6%
Orlando	17	2,851	3,705	100.0%
Philadelphia	32	3,667	3,523	91.4%
Phoenix	27	3,100	3,442	95.3%
Baltimore	23	2,956	3,114	94.0%
Minneapolis	18	2,814	3,100	97.1%
Houston	23	2,092	2,467	86.3%
Chicago	26	2,786	2,419	90.9%
Jacksonville	11	2,011	2,007	99.9%
Total / W.A.	316	37,456	$39,505	95.4%

Top 10 Tenant Base by Industry
Industry	Total leased square feet (thousands)	% of total
Warehousing & Transportation	19,212	41.9%
Manufacturing	8,240	18.0%
Professional, Scientific & Technical Services	4,332	9.5%
Wholesale Trade	4,145	9.0%
Health & Science	2,987	6.5%
Media & Information	2,561	5.6%
Construction & Contractors	2,178	4.7%
Retail Trade	1,243	2.7%
Entertainment & Recreation	854	1.9%
Public Administration & Government	88	0.2%
Total	45,840	100.0%

Colony Capital | Supplemental Financial Report	32

VIIa. Hospitality Real Estate - Summary Metrics and Operating Results

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)		CLNY OP share of consolidated amount(1)
EBITDA	Consolidated amount
EBITDA:
Select Service	$33,218	$31,325
Extended Stay	25,839	24,366
Full Service	3,314	3,125
Total EBITDA(2)	$62,371	$58,816

Portfolio overview by type
	Number of hotels	Number of rooms	Avg. qtr. % occupancy	Avg. daily rate (ADR)	RevPAR	Q4 2018 EBITDA	EBITDA margin
Select service	97	13,194	68.8%	$121	$83	$33,218	29.8%
Extended stay	66	7,936	75.7%	130	99	25,839	34.8%
Full service	4	962	69.1%	152	105	3,314	23.3%
Total / W.A.	167	22,092	71.3%	$126	$90	$62,371	31.2%

Same store financial/operating results related to the segment by brand
	Avg. qtr. % occupancy		Avg. daily rate (ADR)		RevPAR		EBITDA
Brand	Q4 2018	Q4 2017	Q4 2018	Q4 2017	Q4 2018	Q4 2017	Q4 2018	Q4 2017	% Change
Marriott	70.0%	69.7%	$125	$125	$87	$87	$48,442	$47,574	1.8%
Hilton	75.5%	74.0%	126	123	95	91	10,100	9,046	11.7%
Other	77.9%	75.5%	134	129	105	97	3,829	3,412	12.2%
Total / W.A.	71.3%	70.7%	$126	$125	$90	$88	$62,371	$60,032	3.9%

Notes:

(1)	CLNY OP Share represents Consolidated EBITDA multiplied by CLNY OP's interest of 94% as of December 31, 2018.

(2)
Q4 2018 EBITDA excludes a FF&E reserve contribution amount of $8.8 million consolidated or $8.3 million CLNY OP share. For a reconciliation of net income/(loss) attributable to common stockholders to EBITDA please refer to the appendix to this presentation.

Colony Capital | Supplemental Financial Report	33

VIIb. Hospitality Real Estate - Portfolio Overview

($ in thousands; as of December 31, 2018, unless otherwise noted)
Top 10 Geographic Locations by EBITDA	Number of hotels	Number of rooms	Number of rooms-select service	Number of rooms-extended stay	Number of rooms-full service	EBITDA
California	18	2,254	1,243	1,011	—	$10,054
Florida	12	2,061	1,187	291	583	6,373
Texas	28	3,230	1,952	1,278	—	6,355
New Jersey	12	1,884	718	942	224	5,153
New Hampshire	6	662	339	323	—	3,434
North Carolina	7	981	831	150	—	3,199
Virginia	11	1,473	1,210	263	—	2,813
Michigan	6	809	601	208	—	2,645
Washington	5	664	160	504	—	2,568
New York	8	1,010	710	300	—	2,529
Total / W.A.	113	15,028	8,951	5,270	807	$45,123

Colony Capital | Supplemental Financial Report	34

VIIIa. CLNC

($ in thousands, except as noted and per share data; as of December 31, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
Colony Credit Real Estate, Inc. (NYSE: CLNC)
CLNY OP interest in CLNC as of February 25, 2019	36.7%	36.7%
CLNC shares beneficially owned by OP and common stockholders	48.0 million	48.0 million
CLNC share price as of February 25, 2019	$17.71	$17.71
Total market value of CLNC shares	$850,868	$850,868
Net carrying value - CLNC	$1,037,754	$1,037,754

Colony Capital | Supplemental Financial Report	35

IX. Other Equity and Debt Summary

($ in thousands; as of December 31, 2018)	Consolidated amount		CLNY OP share of consolidated amount
	Assets	Equity	Assets	Equity
Strategic(1)
GP co-investments	$2,793,669	$1,936,407	$1,075,111	$683,904
11% interest in NRE	87,696	87,696	87,696	87,696
Strategic Subtotal	2,881,365	2,024,103	1,162,807	771,600

Non-Strategic(1)
Other real estate equity	2,614,389	1,248,594	1,481,657	752,105
Net lease real estate equity	219,669	92,970	218,687	92,619
Real estate debt	426,855	426,855	297,413	297,413
CRE securities and real estate PE fund investments	69,613	69,613	69,613	69,613
Non-Strategic Subtotal	3,330,526	1,838,032	2,067,370	1,211,750

Other Equity and Debt Total	$6,211,891	$3,862,135	$3,230,177	$1,983,350

Notes:

(1)
For consolidated real estate equity assets, amounts include all components related to real estate assets, including tangible real estate and lease-related intangibles, and excludes accumulated depreciation, and for all other assets, amounts represent carrying value of investments.

Colony Capital | Supplemental Financial Report	36

IXa. Other Equity and Debt - Strategic Investments

($ in thousands, except as noted and per share data; as of December 31, 2018, unless otherwise noted)	Consolidated amount	CLNY OP share of consolidated amount
NorthStar Realty Europe Corp. (NYSE: NRE)
CLNY OP interest in NRE as of February 25, 2019	11.2%	11.2%
NRE shares beneficially owned by OP and common stockholders	5.6 million	5.6 million
NRE share price as of February 25, 2019	$17.76	$17.76
Total market value of NRE shares	$100,104	$100,104
Carrying value - NRE	$87,696	$87,696

CLNY's GP Co-investments in CDCF IV Investments - CLNY's Most Recent Flagship Institutional Credit Fund
Assets - carrying value(1)	$1,787,861	$323,682
Debt - UPB	576,592	113,977
Net carrying value	$1,211,269	$209,705

NBV by Geography:
U.S.	26.5%	15.6%
Europe	73.5%	84.4%
Total	100.0%	100.0%

Other GP Co-investments (2)
Assets - carrying value(3)	$1,005,808	$751,429
Debt - UPB	280,670	277,230
Net carrying value	$725,138	$474,199

Notes:

(1)	$747 million consolidated or $117 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

(2)
Other GP co-investments represents: i) seed investments in certain registered investment companies sponsored by the Company, ii) investments in the general partnership of third party real estate operators primarily to seed investment commitments with their limited partners for which the Company will receive its share of earnings and incentive fees, or iii) general partnership capital in a fund or investment.

(3)	$490 million consolidated or $428 million CLNY OP share of assets are classified as Loans Receivable on the Company's balance sheet.

Colony Capital | Supplemental Financial Report	37

IXb. Other Equity and Debt - Net Lease and Other Real Estate Equity

($ in thousands; as of December 31, 2018, unless otherwise noted)
Net Lease Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			NOI(1)	NOI(1)
U.S. office	3	674	$1,394	$1,388	85.7%	5.9
Europe office	3	187	660	660	100.0%	8.8
Total / W.A.	6	861	$2,054	$2,048	88.8%	6.5

Other Real Estate Equity	Number of buildings	Rentable square feet (thousands)	Consolidated amount	CLNY OP share of consolidated amount	% leased at end of period	Weighted average remaining lease term
			Undepreciated carrying value	Undepreciated carrying value
U.S.:
Office	14	1,481	$250,905	$213,828	67.7%	5.6
Hotel(2)	96	N/A	1,227,214	676,458	67.2%	N/A

Europe:
Office	16	545	76,187	38,093	80.2%	12.3
Mixed / Retail	137	4,129	658,533	228,960	52.8%	4.5
Total / W.A.	263	6,155	$2,212,839	$1,157,339	58.8%	5.4

Unconsolidated joint ventures (Other RE Equity)
Preferred equity:
Multifamily			$201,536	$201,536

Equity & Other:
Albertsons			89,129	44,565
Residential Land			66,954	34,286
Other			28,742	28,742
Corporate CLO Equity			15,189	15,189
Total			$401,550	$324,318

Notes:

(1)	Excludes a $1.5 million consolidated and CLNY OP share tenant termination fee received and NOI related to an asset sold during the fourth quarter 2018.

(2)	Includes $120 million consolidated or $66 million CLNY OP share of restricted cash.

Colony Capital | Supplemental Financial Report	38

IXc. Other Equity and Debt - Real Estate Debt

($ in thousands, except as noted; as of December 31, 2018, unless otherwise noted)
Portfolio Overview(1)
	Consolidated amount	CLNY OP share of consolidated amount
Non-PCI loans(2)
Carrying value - consolidated	$330,281	$237,607
Carrying value - equity method investments	24,418	16,901
		.
PCI loans(2)
Carrying value - consolidated	29,812	17,449
Carrying value - equity method investments	1,059	1,059

Other
Carrying value - real estate assets (REO)	41,285	24,397

Total Portfolio
Carrying value - consolidated	360,093	255,056
Carrying value - equity method investments	25,477	17,960
Carrying value - real estate assets (REO)	41,285	24,397
Non-recourse investment-level financing (UPB)	—	—

Notes:

(1)	Excludes $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	39

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)
Non-strategic real estate debt by loan type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI loans(2)
Fixed rate
First mortgage loans	$36,488	$18,244	—%	0.4
Second mortgage loans / B-notes	173,774	97,688	9.3%	2.1
Mezzanine loans	64,161	61,412	—%	1.6
Corporate	27,935	27,935	8.1%	8.0
Total fixed rate non-PCI loans	302,358	205,279	5.5%	2.6

Variable rate
First mortgage loans	46,038	46,038	13.3%	0.4
Total variable rate non-PCI loans	46,038	46,038	13.3%	0.4

Total non-PCI loans	348,396	251,317
Allowance for loan losses	(18,115)	(13,710)
Total non-PCI loans, net of allowance for loan losses	330,281	237,607

PCI loans(2)
First mortgage loans	40,578	21,093
Mezzanine loans	3,671	3,671
Total PCI loans	44,249	24,764
Allowance for loan losses	(14,437)	(7,315)
Total PCI loans, net of allowance for loan losses	29,812	17,449

Total loans receivable, net of allowance for loan losses	$360,093	$255,056

Notes:

(1)	Excludes $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

Colony Capital | Supplemental Financial Report	40

IXc. Other Equity and Debt - Real Estate Debt (cont’d)

($ in thousands; as of or for the three months ended December 31, 2018, unless otherwise noted)
Non-strategic real estate debt by collateral type(1)
	Consolidated amount	CLNY OP share of consolidated amount
	Net carrying amount	Net carrying amount	Weighted average yield	Weighted average maturity in years
Non-PCI Loans(2)
Retail	$131,698	$124,349	4.9%	0.9
Office	136,009	68,004	13.3%	3.1
Land	34,639	17,319	—%	0.4
Corporate	27,935	27,935	8.1%	8.0
Total non-PCI loans, net of allowance for loan losses	330,281	237,607	7.3%	2.3

PCI Loans(2)
Retail	19,455	10,015
Office	4,733	3,912
Other	5,624	3,522
Total PCI loans, net of allowance for loan losses	29,812	17,449

Total loans receivable, net of allowance for loan losses	$360,093	$255,056

Notes:

(1)	Excludes $48 million consolidated or $34 million CLNY OP share carrying value of healthcare real estate development loans.

(2)	Strategic Non-PCI and PCI loans that are classified as Loans Receivable on the Company's balance sheet are categorized within GP co-investments in this supplemental financial presentation.

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IXd. Other Equity and Debt - CRE Securities and Real Estate PE Fund Interests

($ in thousands; as of December 31, 2018)
Portfolio Overview	Carrying Value
Deconsolidated CDO bonds	$63,498
CMBS	207
Real estate PE fund interests	5,908

Core FFO
Q4 2018 aggregate Core FFO(1)	$3,333

Notes:

(1)	Excludes $0.9 million consolidated and CLNY OP share of impairment.

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Xa. Investment Management - Summary Metrics

($ in thousands, except as noted; as of December 31, 2018)	Q4 2018 Fee Revenue - CLNY OP Share
Overview
Institutional funds	$12,745
Colony Credit Real Estate (NYSE:CLNC)	11,799
NorthStar Realty Europe (NYSE:NRE)(1)	9,360
Retail companies	6,096
Non-wholly owned REIM platforms (equity method earnings)(2)	2,497
Total Q4 2018 reported fee revenue and REIM platform equity method earnings	$42,497
Operating Results
Revenues
Total fee revenue and REIM earnings of investments in unconsolidated ventures	$42,497
Interest and Other income	7,755
Expenses
Investment and servicing expense	241
Transaction costs	3,282
Placement fees	1,372
Depreciation and amortization	9,633
(Recovery of) impairment loss	10,109
Compensation expense
Cash and equity-based compensation	15,485
Carried interest and incentive compensation	6,794
Administrative expenses	887
Total expenses	47,803
Other gain (loss), net	(11)
Equity method earnings	(38,167)
Equity method earnings—carried interest	6,494
Income tax benefit (expense)	16,638
Net income attributable to common interests in OP and common stockholders	(12,597)
Real estate depreciation and amortization	1,826
(Gains) and losses from sales of businesses and impairment write-downs associated with the Investment Management segment	36,125
Equity-based compensation expense	1,393
Straight-line rent revenue and expense	167
Amortization of deferred financing costs and debt premiums and discounts	65
Unrealized fair value gains or losses and foreign currency remeasurements	(20)
Acquisition and merger-related transaction costs	3,282
Amortization and impairment of investment management intangibles	19,736
Non-real estate depreciation and amortization	7
Tax (benefit) expense, net	(18,534)
Core FFO	$31,450

Notes:

(1)	Includes a $5.4 million realized incentive fee from NRE.

(2)	Excludes $36.1 million of impairment to an interest in a non-wholly owned REIM platform. Impairments are reversed in the calculation of Core FFO.

Colony Capital | Supplemental Financial Report	43

Xb. Investment Management – Assets Under Management

($ in millions, except as noted; as of December 31, 2018, unless otherwise noted)
Segment	Products (FEEUM)	Description	AUM CLNY OP Share	FEEUM CLNY OP Share		Fee Rate

Institutional Funds	• Credit ($2.7 billion) • Core plus / value-added ($0.2 billion) • Opportunistic ($0.5 billion) • Colony Industrial ($1.6 billion) • Other co-investment vehicles ($1.4 billion)	• 27 years of institutional investment management experience • Sponsorship of private equity funds and vehicles earning asset management fees and performance fees • More than 300 investor relationships • Colony Industrial Open-End Fund	$9,496	$6,412.8%
Public Companies	• Colony Credit Real Estate, Inc. ($3.1 billion) • NorthStar Realty Europe Corp. ($1.0 billion)	• CLNC: NYSE-listed credit focused REIT • NRE: NYSE-listed European equity REIT • Contracts with base management fees with potential for incentive fees	5,153	4,116		1.5%
Retail Companies	• NorthStar Healthcare ($1.3 billion)(1) • CC Real Estate Income Funds(2)(3)	• Manage public non-traded vehicles earning asset management and performance fees	3,497	1,369	(1)	1.5%
Non-Wholly Owned REIM Platforms	• Digital Real Estate Infrastructure Co-sponsored Vehicle • RXR Realty • American Healthcare Investors • Steelwave • Hamburg Trust	• CLNY recognizes at-share earnings from underlying non-wholly owned REIM platforms • 50% investment in Digital Colony, the Company's digital real estate infrastructure vehicle established in partnership with Digital Bridge with an aggregate $4 billion of committed capital • 27% investment in RXR Realty, a real estate owner, developer and investment management company with $18 billion of AUM • 43% investment in American Healthcare Investors, a healthcare investment management firm and sponsor of non-traded vehicles with $3 billion of AUM	10,191	5,673		N/A
Total			$28,337	$17,570

Notes:

(1)	FEEUM of NorthStar Healthcare Income represents its most recently published Net Asset Value.

(2)	CC Real Estate Income Funds represents a master/feeder structure and pools investor capital raised through three feeder funds.

(3)
In February 2019, the board of directors of CC Real Estate Income Fund approved a plan to dissolve, liquidate and terminate CCREIF and distribute the net proceeds of such liquidation to its shareholders. There is no assurances to the timing or completion of the liquidation.

Colony Capital | Supplemental Financial Report	44

APPENDICES

Colony Capital | Supplemental Financial Report	45

XIa. Appendices - Definitions

Assets Under Management (“AUM”)
Assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. AUM is based on reported gross undepreciated carrying value of managed investments as reported by each underlying vehicle at December 31, 2018. AUM further includes a) uncalled capital commitments and b) includes the Company’s pro-rata share of each affiliate non wholly-owned real estate investment management platform’s assets as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of AUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

CLNY Operating Partnership (“CLNY OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. CLNY OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents a) the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement and b) the Company’s pro-rata share of fee bearing equity of each affiliate as presented and calculated by the affiliate. Affiliates include the co-sponsored digital real estate infrastructure vehicle, RXR Realty LLC, SteelWave, LLC, American Healthcare Investors and Hamburg Trust. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Healthcare same store portfolio: defined as properties in operation throughout the full periods presented under the comparison and included 412 properties in the quarterly and full year comparisons. Properties acquired, disposed or held for sale during these periods are excluded for the same store portfolio and same store results exclude certain non-recurring bad debt expense.

Industrial same store portfolio: consisted of 257 buildings. The same store portfolio is defined once a year at the beginning of the current calendar year and includes buildings that were owned, stabilized and held-for-use throughout the entirety of both the current and prior calendar years. Properties acquired, disposed or held-for-sale after the same store portfolio is determined are excluded. Stabilized properties are defined as properties owned for more than one year or are greater than 90% leased. Same store NOI excludes lease termination fee revenue.

Hospitality same store portfolio: defined as hotels in operation throughout the full periods presented under the comparison and included 167 hotels.

NOI: Net Operating Income. NOI for healthcare and industrial segments represents total property and related income less property operating expenses, adjusted for the effects of (i) straight-line rental income adjustments; (ii) amortization of acquired above- and below-market lease adjustments to rental income; and (iii) other items such as adjustments for the Company’s share of NOI of unconsolidated ventures.

EBITDA: Earnings before Interest, Income Taxes, Depreciation and Amortization. EBITDA for the hospitality segment represents net income from continuing operations of that segment excluding the impact of interest expense, income tax expense or benefit, and depreciation and amortization.

Colony Capital | Supplemental Financial Report	46

XIa. Appendices - Definitions

Earnings Before Interest, Tax, Depreciation, Amortization and Rent (“EBITDAR”)
Represents earnings before interest, taxes, depreciation, amortization and rent for facilities accruing to the tenant/operator of the property (not the Company) for the period presented. The Company uses EBITDAR in determining TTM Lease Coverage for triple-net lease properties in its Healthcare Real Estate segment. EBITDAR has limitations as an analytical tool. EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDAR does not represent a property's net income or cash flow from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDAR as a supplemental measure of the ability of the Company's operators/tenants to generate sufficient liquidity to meet related obligations to the Company.

TTM Lease Coverage
Represents the ratio of EBITDAR to recognized cash rent for owned facilities on a trailing twelve month basis. TTM Lease Coverage is a supplemental measure of a tenant’s/operator’s ability to meet their cash rent obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR.

ADR: Average Daily Rate

RevPAR: Revenue per Available Room

UPB: Unpaid Principal Balance

PCI: Purchased Credit-Impaired

REIM: Real Estate Investment Management

Colony Capital | Supplemental Financial Report	47

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA

($ in thousands; for the three months ended December 31, 2018)
NOI and EBITDA Determined as Follows	Healthcare	Industrial	Hospitality	Other Equity and Debt—Net Lease Properties
Total revenues	$146,534	$75,824	$199,974	$3,888
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,186)	(3,213)	(6)	(253)
Interest income	—	(78)	—	—
Other income	—	—	—	—
Property operating expenses(1)	(67,919)	(20,300)	(137,597)	(1,581)
Compensation and administrative expense(1)	—	(946)	—	—
NOI or EBITDA	$74,429	$51,287	$62,371	$2,054

Reconciliation of Net Income (Loss) from Continuing Operations to NOI/EBITDA
	Healthcare	Industrial	Hospitality
Income (loss) from continuing operations	$(235,851)	$9,464	$(18,846)
Adjustments:
Straight-line rent revenue and amortization of above- and below-market lease intangibles	(4,186)	(3,213)	(6)
Interest income	—	(78)	—
Interest expense	51,158	10,795	40,894
Transaction, investment and servicing costs	2,041	132	1,384
Depreciation and amortization	41,336	33,174	36,643
Impairment loss	212,036	—	10,604
Compensation and administrative expense	3,145	4,247	2,471
Gain on sale of real estate	—	(3,236)	—
Other (gain) loss, net	2,142	—	32
Other income	—	—	—
Income tax (benefit) expense	2,608	2	(10,805)
NOI or EBITDA	$74,429	$51,287	$62,371

Notes:

(1)
For healthcare and hospitality, property operating expenses includes property management fees paid to third parties. For industrial, there are direct costs of managing the portfolio which are included in compensation expense.

Colony Capital | Supplemental Financial Report	48

XIb. Appendices - Reconciliation of Net Income (Loss) to NOI/EBITDA (cont’d)

($ in thousands; for the three months ended December 31, 2018)
Reconciliation of Net Income from Continuing Operations of Other Equity and Debt Segment to NOI of Net Lease Real Estate Equity
Other Equity and Debt
Income from continuing operations	$50,533
Adjustments:
Property operating income of other real estate equity	(108,790)
Straight-line rent revenue and amortization of above- and below-market lease intangibles for net lease real estate equity	(253)
Interest income	(45,167)
Fee and other income	(1,372)
Property operating expense of other real estate equity	71,967
Interest expense	31,970
Transaction, investment and servicing costs	7,142
Depreciation and amortization	22,102
Provision for loan loss	15,901
Impairment loss	55,745
Compensation and administrative expense	4,636
Gain on sale of real estate assets	(67,729)
Other loss, net	6,554
Earnings of investments in unconsolidated ventures	(39,899)
Income tax expense	216
NOI of net lease real estate equity	$3,556
Less: tenant termination fee received and NOI of an asset sold in Q4 2018	(1,502)
NOI of net lease real estate equity, excluding tenant termination fee and NOI of asset sold	$2,054

Colony Capital | Supplemental Financial Report	49